--------------------------------------------------------------------------------

                             EMPIRE RESOURCES, INC.





                                CREDIT AGREEMENT

                            Dated as of May 20, 1999






                        FLEET BANK, NATIONAL ASSOCIATION

                               CITICORP USA, INC.,

                                    as Banks

                                       and

                        FLEET BANK, NATIONAL ASSOCIATION,

                                    as Agent

--------------------------------------------------------------------------------

Section 1.        Definitions and Accounting Matters..............................................................1
                     1.01                            Certain Defined Terms........................................1
                     1.02                            Accounting Terms and Determinations.........................18
                     1.03                            Classes and Types of Loans..................................19

Section 2.        Commitments, Loans, Notes and Prepayments......................................................19
                     2.01                            Loans.......................................................19
                     2.02                            Borrowings..................................................20
                     2.03                            Letters of Credit...........................................20
                     2.04                            Acceptances.................................................23
                     2.05                            Changes of the Commitment...................................27
                     2.06                            Commitment Fee..............................................28
                     2.07                            Lending Offices.............................................28
                     2.08                            Several Obligations Remedies Independent....................28
                     2.09                            Notes; Limitations on Interest Periods......................28
                     2.10                            Optional Prepayments and Conversions or Continuations of
                                                                Loans............................................29
                     2.11                            Mandatory Prepayments.......................................29

Section 3.        Payments of Principal and Interest.............................................................30
                     3.01                            Repayment of Loans..........................................30
                     3.02                            Interest....................................................30

Section 4.        Payments; Computations; Etc....................................................................31
                     4.01                            Payments....................................................31
                     4.02                            Computations................................................31
                     4.03                            Pro Rata Treatment..........................................32
                     4.04                            Minimum Amounts.............................................32
                     4.05                            Certain Notices.............................................32
                     4.06                            Non-Receipt of Funds by the Agent...........................33
                     4.07                            Sharing of Payments, etc....................................34

Section 5.        Yield Protection, etc..........................................................................35
                     5.01                            Additional Costs............................................35
                     5.02                            Limitation on Types of Loans................................37
                     5.03                            Illegality..................................................37
                     5.04                            Compensation................................................38
                     5.05                            Additional Costs in Respect of Letters of Credit............38

Section 6.        Conditions Precedent...........................................................................39
                     6.01                            Effectiveness of Agreement..................................39
                     6.02                            Initial and Subsequent Extensions of Credit.................41
                     6.03                            Conditions Precedent to Merger..............................41

Section 7.        Representations and Warranties.................................................................44

                     7.01                            Corporate Existence.........................................44
                     7.02                            Financial Condition.........................................44
                     7.03                            Litigation..................................................44
                     7.04                            No Breach...................................................44
                     7.05                            Action......................................................44
                     7.06                            Approvals...................................................45
                     7.07                            Use of Credit...............................................45
                     7.08                            ERISA.......................................................45
                     7.09                            Taxes.......................................................45
                     7.10                            True and Complete Disclosure................................45
                     7.11                            Year 2000 Issue.............................................46

Section 8.        Covenants of the Company.......................................................................46
                     8.01                            Financial Statements, Etc...................................46
                     8.02                            Litigation..................................................50
                     8.03                            Existence, Etc..............................................50
                     8.04                            Insurance...................................................51
                     8.05                            Prohibition of Fundamental Changes..........................51
                     8.06                            Limitation on Liens.........................................51
                     8.07                            Indebtedness................................................52
                     8.08                            Investments.................................................52
                     8.09                            Leverage Ratio..............................................53
                     8.10                            Tangible Net Worth..........................................53
                     8.11                            Working Capital Ratio.......................................53
                     8.12                            Lines of Business...........................................53
                     8.13                            Transactions with Affiliates................................53
                     8.14                            Use of Proceeds.............................................53
                     8.15                            Subordinated Notes..........................................54
                     8.16                            Additional Subsidiaries.....................................54
                     8.17                            Additional Collateral.......................................55
                     8.18                            Year 2000 Issue.............................................55

Section 9.        Events of Default..............................................................................55

Section 10.       The Agent......................................................................................58
                     10.01                           Appointment, Powers and Immunities..........................58
                     10.02                           Reliance by Agent...........................................59
                     10.03                           Defaults....................................................59
                     10.04                           Rights as a Bank............................................59
                     10.05                           Indemnification.............................................60
                     10.06                           Non-Reliance on Agent and Other Banks.......................60
                     10.07                           Failure to Act..............................................60
                     10.08                           Resignation or Removal of Agent.............................60
                     10.09                           Agency Fee..................................................61
                     10.10                           Consents under Other Basic Documents........................61

Section 11.       Miscellaneous..................................................................................61
                     11.01                           Waiver......................................................61
                     11.02                           Notices.....................................................61
                     11.03                           Expenses, Etc...............................................62
                     11.04                           Amendments, Etc.............................................62
                     11.05                           Successors and Assigns......................................63
                     11.06                           Assignments and Participations..............................63
                     11.07                           Survival....................................................64
                     11.08                           Captions....................................................65
                     11.09                           Counterparts................................................65
                     11.10                           Governing Law; Submission to Jurisdiction...................65
                     11.11                           Waiver of Jury Trial........................................65
                     11.12                           Interest Adjustment.........................................65
                     11.13                           Lost Notes..................................................66

Section 12        Guarantee......................................................................................66
                     12.01                           Guarantee Unconditional.....................................66
                     12.02                           Absolute Obligation.........................................67
                     12.03                           Repayment in Bankruptcy, Etc................................68
                     12.04                           Additional Subsidiary Guarantors............................68
                     12.05                           Miscellaneous...............................................68

EXHIBIT A           -   Form of Note
EXHIBIT B           -   Form of Borrowing Base Certificate
EXHIBIT C           -   Form of Security Agreement
EXHIBIT D           -   Form of Opinion of Counsel to the Company
EXHIBIT E           -   Form of Junior Security Agreement
EXHIBIT F           -   Form of Guarantee Supplement
EXHIBIT G           -   Form of Letter of Indemnity

                  CREDIT AGREEMENT dated as of May ___, 1999, among: EMPIRE RESOURCES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof shall become a "Bank" hereunder (individually, a "Bank," and collectively, the "Banks"); and FLEET BANK, NATIONAL ASSOCIATION, a New York State bank, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                  Section 1. Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Acceptance" shall mean a draft drawn by a Drawer on the Accepting Bank payable to the order of the Accepting Bank in Dollars, conforming to the requirements of Section 2.04 hereof and accepted by the Accepting Bank in accordance with Section 2.04(b) hereof.

                  "Acceptance Liability" shall mean, with respect to any Acceptance, the obligation of the Company to pay to the Agent at the Principal Office, for account of the Accepting Bank, the face amount thereof as required by Section 2.04(d) hereof.

                  "Accepting Bank" shall mean Fleet, as the Bank that creates and discounts Acceptances pursuant to Section 2.04 hereof together with its successors and assigns in such capacity.

                  "Additional Pledge Agreement" shall have the meaning set forth in Section 8.16 hereof.

                  "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company.

                  "All-in-Rate" shall mean, with respect to any Acceptance, a rate per annum specified by Fleet to the Company at the time of the creation of such Acceptance; provided, that, such rate shall not be less than a rate equal to 2% per annum plus Fleet's acceptance rate as in effect from time to time.

                  "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean: (a)(i) with respect to Base Rate Loans that are not Cash Secured Loans, 1/2 of 1% per annum; and (ii) with respect to Eurodollar Loans that are not Cash Secured Loans, 2% per annum and
(b)(i) with respect to Base Rate Loans that are Cash Secured Loans, 0.00% per annum; and (ii) with respect to Eurodollar Loans that are Cash Secured Loans, 1% per annum.

                  "Australia" shall mean the Commonwealth of Australia.

                  "Australian Effective Date" shall mean the date on which each of the following conditions shall have been satisfied:

                  (a) The Company shall have furnished to the Agent the following documents (which shall be in form and substance satisfactory to the Agent):

                           (i) A Floating Charge, duly executed and delivered by
                  the Company and the Agent;

                           (ii) Evidence that the Floating Charge has been duly
                  registered with the Australian Securities Commission; and

                           (iii) evidence that all stamp duties, all fees, costs
                  and expenses with respect to the filing of the Floating Charge have been paid in each of the states in Australia in which any of the Australian Receivables are owing on the date the charge is registered.

                  (b) The Company shall be duly registered to do business in Australia, and the Company shall have furnished to the Agent evidence to such effect.

                  (c) Australian counsel acceptable to the Banks shall have furnished to the Banks its legal opinion with respect to the due creation, perfection and priority of the Lien over the Australian Receivables intended to be created by the Floating Charge.

                  "Australian Receivables" shall mean, as at any date, the aggregate amount of all Receivables at such date payable to the Company that would constitute Insured Eligible Receivables but for the fact that the principal place of business of the relevant account debtor is in Australia and/or such Receivables are payable in lawful money of Australia.

                  "Available Pledged Cash" shall mean Pledged Cash that, as at any date, is not included in the Borrowing Base for Tier I Credits.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                  "Basic Documents" shall mean, collectively, this Credit Agreement, the Notes, the Letter of Indemnity, the Acceptance and Letter of Credit documents, the Security Documents and all the other documents, instruments and agreements executed pursuant to or in connection with the foregoing.

                  "Borrowing Base" shall mean, as at any date, the sum of the following:

                  (a) 90% of the aggregate amount of Insured Eligible Receivables at said date, plus

                  (b) 80% of the aggregate amount of Eligible Receivables (other than Australian Receivables, Eligible Long Receivables and Insured Eligible Receivables) at said date, plus

                  (c) the lesser of $1,000,000 or 80% of the aggregate amount of Eligible Long Receivables (other than Australian Receivables, Eligible Receivables and Insured Eligible Receivables) at such date, plus

                  (d) 70% of the aggregate amount of Australian Receivables at said date, provided that:

                           (i) Australian Receivables shall only be included in
                  the Borrowing Base on and after the Australian Effective Date, and

                           (ii) in no event shall the portion of the Borrowing
                  Base attributable to Australian Receivables exceed the lesser of (x) 10% of the Borrowing Base and (y) $2,500,000, plus

                  (e) 80% of the aggregate value of Eligible In-transit Inventory at said date, plus

                  (f) 75% of the aggregate value of Eligible Warehouse Inventory at said date, provided, that in no event shall the portion of the Borrowing Base attributable to Eligible Warehouse Inventory exceed the lesser of (x) 40% of the Borrowing Base and (y) $10,000,000, plus

                  (g) 80% of the aggregate amount of Pledged Securities, plus

                  (h) 100% of the aggregate amount of Pledged Cash that is not included in the Tier II Borrowing Base.

The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

                  "Borrowing Base Certificate" shall mean a certificate of the chief financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

                  "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Secured Loans" shall mean the aggregate outstanding principal balance of Loans which are included in Tier II Credits (which Loans are required to be secured by a first priority perfected security interest in Available Pledged Cash as set forth in Section 6.02 hereof).

                  "Citi" shall mean Citicorp USA, Inc.

                  "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Account" shall mean a segregated collateral account maintained by the Agent at Fleet.

                  "Commitment" shall mean (A) the F/X Indemnity Commitments and
(B) the obligation of the Banks to make Loans, and to buy participations in Letters of Credit and Acceptances issued or created by the Issuing Bank or the Accepting Bank, as the case may be and the obligation of the Issuing Bank to issue Letters of Credit and of the Accepting Bank to create Acceptances in an aggregate amount equal to (i) with respect to the period from the Closing Date to but excluding September 30, 1999, $46,000,000 and (ii) with respect to the period from and including September 30, 1999 to the Revolving Credit Commitment Termination Date, $35,000,000, as each may be reduced from time to time pursuant to Section 2.05 hereof. As to each Bank, the obligation of such Bank to make Loans, and to buy participations in Letters of Credit and Acceptances issued or created by the Issuing Bank or the Accepting Bank, as the case may be, under the Commitment shall be in an aggregate principal or face amount at any one time outstanding up to but not exceeding (x) with respect to the period from the Closing Date to but excluding September 30, 1999, the amount set opposite such Bank's name on the signature pages hereof under the caption "Initial Commitment" (as the same may be reduced from time to time pursuant to Section 2.05 hereof) and (y) with respect to the period from and including September 30, 1999 to the Revolving Credit Commitment Termination Date, the amount set opposite such Bank's name on the signature pages hereof under the caption "Subsequent Commitment" (as the same may be reduced from time to time pursuant to Section
2.05 hereof); provided, that, the Commitment shall be further subject to the sublimit limitations set forth in this Agreement.

                  "Commitment Letter" shall mean that certain letter dated May 10, 1999 from Fleet to the Company and accepted by the Company on May 14, 1999.

                  "Commitment Percentage" shall mean, with respect to any Bank, the ratio of (a) the amount of the Commitment of such Bank to (b) the aggregate amount of the Commitments of all of the Banks.

                  "Company Obligations" shall mean, collectively, all of the obligations and liabilities of the Company under this Credit Agreement and the other Basic Documents (including reimbursement obligations in connection with Letter of Credit Liabilities and Acceptance Liabilities), in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9(f) or 9(g) and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

                  "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.10 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Credit" or "Credits" at any time shall mean the aggregate principal amount of the Loans together with the aggregate amount of all Letter of Credit Liabilities and Acceptance Liabilities.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary that is not a "controlled foreign corporation" within the meaning of Section 957 of the Code.

                  "Eligible In-transit Inventory" shall mean, as at any date, all Inventory:

                  (a) that is owned by the Company as at such date,

                  (b) that is (i) either located in a jurisdiction in the United States of America or is on a vessel bound for the United States of America or Canada and (ii) not located in a warehouse or other storage facility,

                  (c) as to which appropriate Uniform Commercial Code financing statements have been filed naming the Company as "debtor" and Fleet, as Agent, as "secured party" in the jurisdiction in which such Inventory is (or is to be) located,

                  (d) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale, and

                  (e) that either (i) one or more customers of the Company has agreed to purchase or (ii) is the subject of a hedge arrangement acceptable to the Required Banks protecting the Company against fluctuations in the price of such Inventory.

                  "Eligible Long Receivables" shall mean, as at any date, the aggregate amount of all Receivables at such date each of which would constitute Eligible Receivables but for the fact that such Receivable is due and payable more than 90 days from the original invoice date; provided, that,

                  (a) no such Eligible Long Receivable shall be due and payable more than 180 days from the original invoice date, and

                  (b) the face amount of any one Eligible Long Receivables included in the Borrowing Base shall not exceed $1,000,000.

                  "Eligible Warehouse Inventory" shall mean, as at any date, all Inventory that would constitute Eligible In-transit Inventory but for the fact that such Inventory is located in a warehouse or other storage facility.

                  "Eligible Receivables" shall mean, as at any date, the aggregate amount of all Receivables at such date payable to the Company (minus the Reserve Amount) other than the following (determined without duplication):

                  (a) any Receivable not payable in Dollars or in lawful money of Canada,

                  (b) any Receivable due from an account debtor whose principal place of business is not located in the United States of America or Canada,

                  (c) any Receivable owing from an Affiliate of the Company,

                  (d) any Receivable owing from an account debtor that the Required Banks (through the Agent) have notified the Company does not have a satisfactory credit standing (as reasonably determined by the Required Banks),

                  (e) any Receivable that remains unpaid for more than 60 days after the original due date thereof,

                  (f) all Receivables of any account debtor if more than 50% of the aggregate amount of the Receivables owing from such account debtor shall at the time have remained unpaid for more than 60 days after the original due date thereof,

                  (g) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

                  (h) any Receivable evidenced by an Instrument (as defined in the Uniform Commercial Code of the State of New Jersey) not in the possession of the Agent,

                  (i) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement, and

                  (j) any Receivable that is due and payable more than 90 days from the original date of invoice.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                  "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in amount comparable to the principal amount of the Eurodollar Loan to be made by the Agent for such Interest Period.

                  "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                  "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                  "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

                  "Facility" shall mean the loan facility described in this Credit Agreement and/or any of the Basic Documents

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Fleet on such Business Day on such transactions as determined by the Agent.

                  "Fleet" shall mean Fleet Bank, National Association.

                  "Floating Charge" shall mean a Floating Charge Agreement, in form and substance satisfactory to the Banks, that creates a charge under Australian law with respect to all Receivables.

                  "Foreign Subsidiary" shall mean any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code.

                  "F/X Indemnity Commitment" shall mean the Issuing Bank's obligation (not to exceed $3,000,000) to reimburse The Chase Manhattan Bank under the Letter of Indemnity, but solely in connection with and as the same relates to foreign exchange transactions, and each Bank's obligation to buy participations therein as provided in this Credit Agreement; provided that the F/X Indemnity Commitments shall terminate upon the termination of the Letter of Indemnity.

                  "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Guarantee Supplement" shall mean a Guarantee Supplement in the form of Exhibit F hereto.

                  "Guarantor" shall mean each Subsidiary of the Company that is a party to this Credit Agreement.

                  "Guarantor Obligations" shall mean, with respect to each Guarantor (if any), all of the obligations and liabilities of such Guarantor under this Credit Agreement and the other Basic Documents, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

                  "Hedging Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement, or any agreement for foreign exchange transactions, or any arrangement similar to any of the foregoing, between such Person and one or more of the Banks or any Affiliate of one or more of the Banks, each as providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person and (g) obligations of such Person under Hedging Agreements.

                  "Insured Eligible Receivables" shall mean, on any date, all Eligible Receivables that are the subject of receivables or credit insurance (w) that is provided by insurers reasonably acceptable to the Required Banks, (x) that is duly documented by one or more written policies, and (y) that is effective in accordance with the policy or policies evidencing the same and (z) under which the Agent (for the pro rata benefit of the Banks) has been named an additional insured.

                  "Interest-Period" shall mean,

                  (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

                  (b) with respect to any Money Market Loan, each period of 7, 30, 60 or 90 days as the Company may select as provided in Section 4.05 hereof.

Notwithstanding the foregoing, each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

                  "Inventory" shall mean aluminum products that constitute "Inventory" within the meaning set forth in the Uniform Commercial Code of the State of New York.

                  "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement other than with Fleet, Citi, or an Affiliate of Fleet or Citi.

                  "Issuing Bank" shall mean Fleet, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

                  "ITI" shall mean Integrated Technology USA, Inc., a Delaware corporation.

                  "ITI Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 19, 1999 among ITI, the Company, Empire Resources Pacific Ltd., Nathan Kahn and Sandra Kahn.

                  "Junior Security Agreement" shall mean the amended and restated security agreement among the Company, Nathan Kahn and Sandra Kahn, securing the obligations of the Company under the Subordinated Notes, substantially in the form of Exhibit E hereto.

                  "Letter of Credit" shall have the meaning assigned to such term in Section 2.03 hereof.

                  "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Interest" shall mean for each Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Bank's rights and interests in Reimbursement

Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit.

                  "Letter of Indemnity" shall mean a letter issued by Fleet or the Agent in favor of The Chase Manhattan Bank with respect to commercial (documentary) Letters of Credit and foreign exchange contracts that are outstanding on the date hereof that were issued by The Chase Manhattan Bank in connection with the Prior Agreement, which letter shall be substantially in the form of Exhibit G hereto.

                  "Leverage Ratio" shall mean, at any time, the ratio of (a) Total Liabilities at such time minus the amount of Subordinated Debt at such time to (b) Tangible Net Worth of the Company at such time.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" shall mean such portion of the Commitment as shall be used by the Company for revolving credit loans as provided for in Section 2.01 hereof, which revolving credit loans may be Base Rate Loans and/or Eurodollar Loans and/or Money Market Loans and shall in no event exceed the aggregate sum of $30,000,000, under the Tier I Commitment and the aggregate sum of $11,000,000, under the Tier II Commitment, as same may be in effect from time to time and subject to the provisions of Section 2.05 hereof.

                  "Major Lender" shall mean any Bank having 40% of the aggregate amount of Commitments, or if the Commitments shall have terminated, any Banks holding at least 40% of the aggregate outstanding amount of Credits; provided, however, that such Bank may not be a Major Lender hereunder if such Bank is in default of its obligations hereunder at such time.

                  "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

                  "Material Adverse Effect" shall mean a material-adverse effect on (a) business, operations, financial condition, prospects, liabilities or capitalization of the Company, (b) the ability of the Company to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

                  "Maturity Date" shall mean, with respect to any Acceptance, the maturity date of the draft whose acceptance hereunder by the Accepting Bank created such Acceptance.

                  "Merger" shall mean the merger of the Company with and into ITI, whereby ITI will be the surviving company and will change its name to Empire Resources, Inc., all as more fully provided in the ITI Merger Agreement.

                  "Merger Material Adverse Effect" shall have the meaning set forth in Section 6.03 hereof.

                  "Money Market Loans" shall mean loans that bear interest at a rate based on the Money Market Rate.

                  "Money Market Rate" shall mean, with respect to any Money Market Loan, a rate quoted by Fleet to the Company as the applicable rate for such Loan; provided, that, if Citi provides notice to Fleet prior to any Money Market Loan that its Money Market Rate would be greater than the rate quoted or to be quoted by Fleet, for each such applicable Money Market Loan the Money Market Rate shall be such higher rate quoted by Citi.

                  "New Empire" shall mean Empire Resources, Inc. as the surviving corporation of the Merger.

                  "Notes" shall mean the promissory notes provided for by
Section 2.09 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) municipal bonds with a credit rating acceptable to the Required Banks.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Pledged Cash" shall mean time and deposit accounts maintained at Fleet that are the subject of a first priority perfected security interest in favor of Fleet, as Agent for the Banks, securing the obligations of the Company hereunder and under the Notes.

                  "Pledged Securities" shall mean Permitted Investments that are pledged to, and under the dominion and control of, the Agent pursuant to documents satisfactory to the Required Banks creating a first priority perfected security interest in favor of Fleet, as Agent for the Banks, securing the obligations of the Company hereunder and under the Notes.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation, any Acceptance Liability or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, (x) if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 4% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition and (y) if the amount so in default is the face amount of any Acceptance, 4% plus the All-in-Rate for such Acceptance), in each case provided above, however, it shall be assumed that for purposes of calculating the Post-Default Rate, any reference to a Type of Loan above shall mean such Loan at such time as it is not a Cash Secured Loan.

                  "Prime Rate" shall mean the rate of interest from time to time announced by Fleet at the Principal Office as its prime commercial lending rate; provided, that such rate is a reference rate only and is not necessarily the best or lowest rate charged by Fleet.

                  "Principal Office" shall mean an office of Fleet, located on the date hereof at 1125 Route 22 West, Bridgewater, New Jersey 08807.

                  "Prior Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of March 12, 1997 among the Company, Fleet Bank, N.A., The Chase Manhattan Bank, as Banks and The Chase Manhattan Bank, as Agent.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" shall mean the last Business Day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

                  "Receivables" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Company in respect of Inventory sold and shipped to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Company shall be deemed to be outstanding until such check or draft shall have been debited to the account of the Company).

                  "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit; provided, that, for purposes of the Borrowing Base, but for that purpose only, Reimbursement Obligations owing in connection with foreign exchange contracts under the Letter of Indemnity shall be excluded in determining availability thereunder.

                  "Required Banks" shall mean at any time, the Agent, each Major Lender (if any) and Banks having 51% of the aggregate amount of Commitments, or if the Commitments shall have terminated, the Agent, each Major Lender (if any) and Bank's holding at least 51% of the aggregate outstanding amount of Credits; provided, however, that if any Bank shall be in default of its obligations hereunder at such time, then there shall be excluded from the determination of Required Banks at such time the aggregate principal amount of the Commitment or Credits, as the case may be, of such Bank at such time. Notwithstanding the foregoing, (i) at any time there are two or fewer Banks, the 51% referred to above shall be replaced with "100%" each time it appears and (ii) at any time there are three Banks, the 51% referred to above shall be replaced with "66 2/3%" each time it appears.

                  "Reserve Amount" shall mean $637,000, or such other amount as is determined by the Agent to be the aggregate amount of credit memoranda on the books of the Company that would dilute the Borrowing Base (based on the report of the independent collateral auditor provided by Section 8.01(e) hereof).

                  "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                  "Revolving Credit Commitment Termination Date" shall mean June 30, 2001.

                  "Security Agreement" shall mean the Security Agreement between the Company and Fleet, as Agent for the Banks, substantially in the form of Exhibit C hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Security Documents" shall mean, collectively, the Security Agreement, the Floating Charge (but only after the Australian Effective Date), an assignment to the Agent for the ratable benefit of the Banks of a keyman life insurance policy in the amount of $2,000,000 owned by the Company on the life of Nathan Kahn, and all Uniform Commercial Code financing statements required by this Agreement or any of the foregoing agreements that are to be filed with respect to the security interests in personal Property and fixtures created pursuant to the foregoing.

                  "Shareholders" shall mean Nathan S. Kahn and Sandra R. Kahn.

                  "Subordinated Debt" shall mean unguaranteed Indebtedness of the Company held by the Shareholders, that is subordinated to the Indebtedness of the Company to the Banks on terms, and with such other terms, as shall be acceptable to the Required Banks in their sole discretion.

                  "Subordinated Notes" shall mean those certain Promissory Notes of the Company, in an aggregate principal amount equal to $10,922,475, payable to Nathan Kahn and Sandra Kahn, respectively, fully subordinated to all of the Company's Indebtedness owing to the Agent, the Issuing Bank, the Accepting Bank and/or the Banks on terms reasonably satisfactory to the Agent and the Banks.

                  "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any other Person (i) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Tangible Net Worth" shall mean, as at any date for any Person, the sum for such Person (determined without duplication in accordance with GAAP), of the following:

                  (a) the amount of common stock; plus

                  (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus

                  (c) the amount of any Subordinated Debt; minus

                  (d) the sum of the following: (i) the aggregate amount of Investments in Affiliates plus (ii) the cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1994.

                  "Tier I Commitment" shall mean (A) the F/X Indemnity Commitments and (B) the obligation of the Banks to make Tier I Loans, and to buy participations in Letters of Credit and Acceptances issued or created by the Issuing Bank or the Accepting Bank, as the case may be and the obligation of the Issuing Bank to issue Letters of Credit and of the Accepting Bank to create Acceptances in an aggregate amount equal to $35,000,000, as such amount may be reduced from time to time pursuant to Section 2.05 hereof, and which may be used by the Company in the form of Loans up to and not exceeding the sum of $30,000,000, the total amount of which may be used by the Company for trade Letters of Credit and Acceptances and $2,000,000 of which may be used by the Company for standby Letters of Credit, all as more fully set forth in this Agreement and subject to the Borrowing Base limitations of this Agreement.

                  "Tier II Commitment" shall mean the obligation of the Banks to make Loans in an aggregate amount equal to $11,000,000, as such amount may be reduced from time to time pursuant to Section 2.05, which commitment shall terminate on September 30, 1999, all as more fully set forth in this Agreement and subject to the Tier II Borrowing Base limitations of this Agreement.

                  "Tier I Credits" shall mean (i) all Credits, at any time, in an aggregate outstanding amount up to and including the first $35,000,000 of outstanding Credits and (ii) all Tier I Loans.

                  "Tier I Loans" shall mean all Loans, at any time, in an aggregate amount up to and including the first $30,000,000 of outstanding Loans.

                  "Tier II Credits" shall consist of only Loans and shall mean
(i) all outstanding Loans in excess of $30,000,000 and/or (ii) at any time there are outstanding Credits of at least $35,000,000, Loans in an amount equal to the difference between the then total outstanding Credits and $35,000,000.

                  "Tier II Borrowing Base" shall mean, as at any date, all Available Pledged Cash.

                  "Total Liabilities" shall mean, as at any date, the sum, for the Company (determined without duplication in accordance with GAAP), of the following: (a) all Indebtedness and (b) all other liabilities that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves), but excluding all deferred taxes and other deferred items.

                  "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

                  "Working Capital Ratio" shall mean the ratio of:

                  (a) current liabilities (as that term is used in GAAP and in any event including contingent liabilities) plus any Indebtedness hereunder in respect of Loans or Acceptances that does not constitute a current liability, to

                  (b) current assets (as that term is used in GAAP) plus any Pledged Securities and Pledged Cash that do not constitute current assets minus current liabilities (as that term is used in GAAP) minus any Indebtedness hereunder in respect of Loans or Acceptances that does not constitute a current liability.

                  "Year 2000 Issue" shall mean failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, retransmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

                  1.02     Accounting Terms and Determinations.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof.

                  (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                  1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Type." The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan or a Money Market Loan, each of which constitutes a Type.

                  Section 2. Commitments, Loans, Notes and Prepayments.

                  2.01 Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time, provided that, Loans shall also be subject to the following additional limitations:

                  (a) From the date hereof until but excluding September 30, 1999, in no event shall (i) the aggregate principal amount of all Loans exceed $41,000,000, (ii) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Tier I Loans and the aggregate amount of Acceptance Liabilities exceed the amount of the Tier I Commitment as then in effect from time to time, (iii) the aggregate amount of all Tier II Credits exceed the amount of the Tier II Commitment as then in effect from time to time, (iv) the aggregate principal amount of the Tier I Loans exceed $30,000,000, or (v) the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities and Acceptance Liabilities, exceed the aggregate amount of the Commitment as then in effect from time to time.

                  (b) From and including September 30, 1999 and all times thereafter until the Revolving Credit Commitment Termination Date, in no event shall (i) the aggregate principal amount of all Loans exceed $30,000,000, (ii) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of all Loans and the aggregate amount of Acceptance Liabilities exceed the amount of the Tier I Commitment or the Commitment, each as then in effect from time to time or (iii) there be any Tier II Credits outstanding.

Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans, Eurodollar Loans and Money Market Loans and may Convert one Type into Loans of another Type (as provided in Section 2.10 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.10 hereof).

                  2.02 Borrowings. The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. On the date specified for each borrowing hereunder, each Bank shall, subject to the terms and conditions of this Agreement, make available its Commitment Percentage of the aggregate amount of such borrowing to the Agent by depositing the same, in immediately available funds, at an account maintained by the Agent with Fleet at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company, by depositing the same, in immediately available funds, in an account of the Company maintained with Fleet at the Principal Office designated by the Company.

                  2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof, by the issuance by the Issuing Bank of letters of credit and the Letter of Indemnity (such letters of credit and the Letter of Indemnity are collectively referred to herein as, "Letters of Credit") for account of the Company, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans and the aggregate amount of Acceptance Liabilities exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Tier I Loans and the aggregate amount of Acceptance Liabilities exceed the amount of the Tier I Commitment as in effect from time to time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities arising out of performance or standby Letters of Credit exceed $2,000,000, (iv) the aggregate amount of all Letter of Credit Liabilities arising out of commercial (documentary) Letters of Credit (whether issued by Fleet or arising out of the Letter of Indemnity) exceed $35,000,000, (v) the expiration date of any standby Letter of Credit extend beyond the Revolving Credit Commitment Termination Date and/or (vi) the expiration date of any sight or time commercial Letter of Credit extend beyond the earlier to occur of the date 180 days following the issuance of such Letters of Credit and the date 180 days following the Revolving Credit Commitment Termination Date. The following additional provisions shall apply to Letters of
Credit:

                           (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit).

                           (b) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

                           (c) Forthwith upon its receipt of a notice referred to in clause (b) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to reimburse the Issuing Bank for a payment under a Letter of Credit by the date of such payment, the Agent shall give each Bank prompt notice of the amount of the demand for payment, specifying such Bank's Commitment Percentage of the amount of the related demand for payment.

                           (d) Each Bank (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payment to the Agent for account of the Issuing Bank under this clause (d), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause (d), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitment. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Bank shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Bank the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

                           (e) Upon the making of each payment by a Bank to the Issuing Bank pursuant to clause (d) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (f) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Commitment Percentage of such payment, each such payment by the Issuing Bank to be in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (i) of this Section 2.03.

                           (f) The Company shall pay to the Agent for account of each Bank (ratably in accordance with their respective Commitment Percentages) a letter of credit fee (i) in respect of each commercial Letter of Credit in an amount equal to 3/20 of 1% of the amount drawn, payable on the date such Letter of Credit is drawn and (ii) in respect of each standby Letter of Credit in an amount equal to 2% per annum, payable upon issuance of each standby Letter of Credit. In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 1/10 of 1% of the amount drawn, payable on the date such Letter of Credit is drawn, plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto. Accrued fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Commitments shall be terminated.

                           (g) At the request of any Bank, the Issuing Bank shall deliver (through the Agent) to such Bank a notice describing the aggregate amount of all Letters of Credit outstanding at the end of any month. Upon the request of any Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

                           (h) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) all documents of title covering goods financed with a Letter of Credit shall either be issued (A) in the name of the Issuing Bank or (B) to the order of the shipper and endorsed in blank and delivered to the Issuing Bank and (iii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

                           (i) To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (d) or (e) of this
         Section 2.03 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made, provided that if such Bank shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Bank shall be obligated to pay interest on such amount at the Post-Default Rate.

                           (j) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit, affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Bank shall have consented thereto.

The Company hereby indemnifies and holds harmless each Bank and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Bank or the Agent may incur (or that may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit or (z) the requirement of any Bank to pay interest pursuant to Section 2.03(i) hereof. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement.

                  2.04 Acceptances. Subject to the terms and conditions of this Agreement, the commitment may be utilized, upon the request of the Company, for the creation and discount by the Accepting Bank of Acceptances, provided that such Acceptances shall only arise out of and be directly related to trade Letters of Credit and provided further that in no event shall (i) the aggregate amount of all Acceptance Liabilities, together with the outstanding principal amount of Loans and the aggregate amount of Letter of Credit Liabilities exceed the aggregate amount of the Commitments as in effect at such time, (ii) the aggregate amount of all Acceptance Liabilities, together with the aggregate principal amount of the Tier I Loans and the aggregate amount of Letter of Credit Liabilities exceed the amount of the Tier I Commitment as in effect from time to time, (iii) the aggregate amount of all Acceptance Liabilities exceed $35,000,000 and (iv) the Maturity Date of any Acceptance extend beyond the earlier to occur of the date 180 days following the creation of such Acceptance and the date 180 days following the Revolving Credit Commitment Termination Date. The following additional provisions shall apply to
Acceptances:

                  (a) When the Company wishes to request that the Accepting Bank create and discount Acceptances for account of the Company, the Company shall give the Accepting Bank notice of such request so as to be received by the Accepting Bank no later than 11:00 a.m. New York time on the Business Day next preceding the date proposed therein for the creation and discount of such Acceptances, specifying:

                           (i) the aggregate face amount of such Acceptances;

                           (ii) the tenor of such Acceptances (which in any
                  event shall not exceed six months);

                           (iii) the type and C.I.F. (or other applicable) value
                  of the goods out of whose shipment such Acceptance will arise;

                           (iv) the date of shipment of such goods (which in any
                  event may not be more than 30 days prior to the date proposed in the notice requesting the creation and discount of such Acceptances);

                           (v) the city and country of origin of shipment of
                  such goods; and

                           (vi) the city and state of destination of shipment of
                  such goods.

                  (b) The Accepting Bank shall, not later than 1:00 p.m. New York time on the date specified for the creation and discount of such
         Acceptances:

                           (i) create such Acceptances in such aggregate amount
                  by the acceptance at the Principal Office of a draft or drafts in the form customarily employed by the Accepting Bank in creating bankers' acceptances (the denomination of each such Acceptance to be selected by the Accepting Bank in its sole discretion);

                           (ii) discount such Acceptances at the All In Rate and
                  shall notify each Bank of such rate; and

                           (iii) promptly make available to the Company the
                  proceeds of such discount by depositing the same, in immediately available funds, in an account of the Company maintained with the Accepting Bank at the Principal Office designated by the Company.

                  (c) On each day during the period commencing with the creation and discount by the Accepting Bank of any Acceptance and until the related Acceptance Liability shall have been paid in full, the Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Commitment Percentage of the face amount of such Acceptance. Each Bank (other than the Accepting Bank) agrees that, upon the creation and discount of any Acceptance hereunder, it shall automatically and without any further action on the part of the Agent, the Accepting Bank or such Bank acquire a participation in the Accepting Bank's liability under such Acceptance in an amount equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Accepting Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Accepting Bank to pay and discharge when due, and to pay and reimburse the Accepting Bank in accordance with clause (f) below, its Commitment Percentage of the Accepting Bank's liability under such Acceptance.

                  (d) With respect to any Acceptance created and discounted hereunder, the Company unconditionally agrees to pay to the Agent for the account of the Accepting Bank, on the Maturity Date of such Acceptance, or such earlier date as may be required pursuant to the terms of this Agreement, the face amount of such Acceptance.

                  (e) The Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Accepting Bank in the face amount of any Acceptance and, if it does, submit a notice of such borrowing as provided in Section
         4.05 hereof. In the event that the Company fails to reimburse the Accepting Bank for the face amount of an Acceptance on the Maturity Date therefor, the Agent shall give each Bank prompt notice of such face amount, specifying such Bank's Commitment Percentage of such face amount.

                  (f) Upon demand of the Accepting Bank made through the Agent at any time from and including the Maturity Date of any Acceptance until the Company shall have reimbursed the Accepting Bank in the face amount of such Acceptance under clause (e) hereof, each Bank (other than the Accepting Bank) shall pay to the Agent for account of the Accepting Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Commitment Percentage of the face amount of such Acceptance. Each such Bank's obligation to make such payment to the Agent for account of the Accepting Bank under this clause (f), and the Accepting Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause (f), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitment. Each such payment to the Accepting Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Bank shall default in its obligation to make any such payment to the Agent for account of the Accepting Bank, for so long as such default shall continue the Agent may at the request of the Accepting Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Bank the amount so in default and, to the extent so withheld, pay the same to the Accepting Bank in satisfaction of such defaulted obligation.

                  (g) Upon the making of each payment by a Bank to the Accepting Bank pursuant to clause (f) above in respect of any Acceptance, such Bank shall, automatically and without any further action on the part of the Agent, the Accepting Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Acceptance Liability owing to the Accepting Bank by the Company hereunder and under the Acceptance Documents relating to such Acceptance and (ii) a participation in a percentage equal to such Bank's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Acceptance Documents in respect of such Acceptance Liability. Upon receipt by the Accepting Bank from or for account of the Company of any payment in respect of any Acceptance Liability or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Accepting Bank shall promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Commitment Percentage of such payment, each such payment by the Accepting Bank to be made in the same money and funds in which received by the Accepting Bank. In the event any payment received by the Accepting Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Accepting Bank, each Bank shall, upon the request of the Accepting Bank (through the Agent), repay to the Accepting Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.04.

                  (h) In the event the Accepting Bank is unable to rediscount any Acceptance in the secondary bankers' acceptance market for any reason whatsoever (or in the event the Accepting Bank repurchases any Acceptance theretofore rediscounted in such market because such Acceptance is not eligible for discount and purchase by a Federal Reserve Bank, each Bank (other than the Accepting Bank) shall, upon notice from the Accepting Bank, purchase from the Accepting Bank a participation in the Accepting Bank's right, title and interest in and to such Acceptance equal to its Commitment Percentage of such Acceptance by paying to the Agent for account of the Accepting Bank an amount equal to its Commitment Percentage of the proceeds of the discount of such Acceptance paid by the Accepting Bank. Each such Bank's obligation to make such payments to the Agent for account of the Accepting Bank under this clause (h), and the Accepting Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause
         (h), the financial condition of the Company or any of its Subsidiaries, the existence of any Default or the termination of the Commitments. Each such payment to the Agent for account of the Accepting Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Upon the making of any payment by a Bank to the Agent for account of the Accepting Bank pursuant to the first sentence of this clause (h) in respect of any Acceptance, such Bank shall, automatically and without any further action on the part of the Agent, the Accepting Bank or such Bank, acquire a participation in its Commitment Percentage of any proceeds received by the Accepting Bank from the subsequent rediscount of such Acceptance in the secondary banker's acceptance market.

                  (i) To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (f) or (g) of this Section 2.04 on the due date therefor, such Bank shall pay interest to the Accepting Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made, provided that if such Bank shall fail to make such payment to the Accepting Bank within three Business Days of such due date, then, retroactively to the due date, such Bank shall be obligated to pay interest on such amount at the Post-Default Rate.

                  (j) The Company hereby appoints the Accepting Bank to be, and the Accepting Bank hereby accepts such appointment to be, the Company's true and lawful attorney-in-fact for and on behalf of the Company to sign in the name of the Company, as drawer, drafts naming the Accepting Bank as drawee and payee and otherwise in the form customarily employed by the Accepting Bank in creating bankers' acceptances, and to complete such drafts as to amount, date and maturity (in such numbers and denominations as the Accepting Bank is hereby authorized to determine) in accordance with any request for the creation and discount of Acceptances under Section 2.04(a) hereof.

                  2.05     Changes of the Commitment.

                  (a) The aggregate Commitment of all the Banks shall be automatically reduced to $35,000,000 on September 30, 1999.

                  (b) The Commitment shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

                  (c) The Company shall have the right at any time or from time to time (i) so long as no Loans or Letter of Credit Liabilities or Acceptance Liabilities are outstanding, to terminate the Commitment and (ii) to reduce the unused amount of the Tier I Commitment, the Tier II Commitment, or both (for which purpose use of the Tier I Commitment shall be deemed to include the aggregate amount of Letter of Credit Liabilities and Acceptance Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an amount at least equal to $5,000,000 and in integral multiples of $1,000,000 for amounts in excess thereof. Upon termination or reduction of the Tier I Commitment, the Tier II Commitment, or both, the Company will pay to the Agent for the pro rata account of the Banks, the accrued commitment fee required by Section 2.06 (to the date of termination or reduction) on the terminated or reduced portion of such Commitment and if there is also a prepayment required, compensation of the Banks for all break funding costs. Notwithstanding the foregoing, no reduction in a Commitment shall be effective unless and until the Company shall have provided written notice to the Agent and the Banks as to whether (and to what extent) the reduction is for the Tier I Commitment, the Tier II Commitment or both.

                  (d) The Commitment once terminated or reduced may not be reinstated.

                  2.06 Commitment Fee. The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of the Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities (other than the face amount of any letters of indemnity) and any Acceptance Liabilities shall be deemed to be a use of the Commitment), for the period from and including the date of this Agreement to but not including the earlier of the date the Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 1/8 of 1%. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Commitment is terminated and the Revolving Credit Commitment Termination Date.

                  2.07 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

                  2.08 Several Obligations Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the entire failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and subject to the terms and conditions of this Agreement each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  2.09 Notes; Limitations on Interest Periods.

                  (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of the Commitment as originally in effect and otherwise duly completed.

                  (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by each Bank on its books and, prior to any transfer of the Note, endorsed by each Bank on the schedule attached to the Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under the Note.

                  (c) No Bank shall be entitled to have the Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of the relevant Commitment, Loans and Notes pursuant to Section 11.06(b) hereof.

                  (d) The Company shall not be permitted to have more than (i) six Eurodollar Loans outstanding at any one time (ii) or six Money Market Loans outstanding at any one time, it being agreed that for the purpose of calculating such limitation each borrowing of a Eurodollar Loan, or Money Market Loan, as the case may be, pursuant to a single Credit request shall constitute the making of one Eurodollar Loan, or Money Market Loan, as the case may be.

                  2.10 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder, which amounts shall be in the minimum amount of $1,000,000 and in integral multiples of $100,000 for amounts in excess thereof); and (b) a Eurodollar Loan and a Money Market Loan may be prepaid or Converted only on the last day of an Interest Period for such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Required Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan or a Money Market Loan, or to Continue any Loan as a Eurodollar Loan or a Money Market Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

                  2.11 Mandatory Prepayments.

                  (a) Borrowing Base and Tier II Borrowing Base. Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (b) below) in such amounts as shall be necessary so that at all times the (i) aggregate outstanding amount of the Tier I Loans together with the outstanding Letter of Credit Liabilities and Acceptance Liabilities shall not exceed the Borrowing Base, and (ii) aggregate outstanding amount of the Tier II Credits shall not exceed the Tier II Borrowing Base, each such amount to be applied, first, to Tier I Loans outstanding, second, to Acceptance Liabilities outstanding, and, third, as cover for Letter of Credit Liabilities outstanding.

                  (b) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this Section 2.11 to provide cover for Letter of Credit Liabilities, the

Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  (c) Prepayment for Mandatory Reduction of Commitment. On September 30, 1999 the Company shall prepay the Loans in such amounts as shall be necessary so that the aggregate outstanding amount of Loans together with the outstanding Letter of Credit Liabilities and Acceptance Liabilities shall not exceed $35,000,000.

                  Section 3. Payments of Principal and Interest.

                  3.01 Repayment of Loans. The Company hereby promises to pay to the Agent for account of each Bank the entire outstanding principal amount of the Loans, and each Loan shall mature, on the Revolving Credit Commitment Termination Date, other than Loans which are included in Tier II Credits, which Loans shall mature on September 30, 1999.

                  3.02 Interest. The Company hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;

                  (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin;

                  (c) during such periods as such Loan is a Money Market Loan, the Money Market Rate for such Loan for such period.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan, on any Reimbursement Obligation on any Acceptance Liabilities and on any other amount payable by the Company hereunder or under the Notes that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the last Business Day of each month, (ii) in the case of a Eurodollar Loan and a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than one month, at one-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

                  Section 4. Payments; Computations; Etc.

                  4.01 Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations, Acceptance Liabilities and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Subject to Section 4.07, any Bank for whose account such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Agent).

                  (c) The Company shall, at the time of making each payment under this Agreement or any Note, for account of any Bank specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Acceptance Liabilities, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it, subject to Section 4.03 hereof, may determine to be appropriate).

                  (d) Except to the extent otherwise provided in the last sentence of Section 2.03(d) and Section 2.04(f) hereof, each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Computations. Interest on Loans, Reimbursement Obligations, Acceptance Liabilities and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.03 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of commitment fee under
Section 2.06 hereof in respect of Commitments shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under
Section 2.05 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the Banks.

                  4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.11 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an amount at least equal to $1,000,000 (or $500,000 in the case of Base Rate Loans) and in integral multiples in excess of $100,000 for amounts in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

                  4.05 Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Commitment, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                         Notice                                   Number of
                         ------                              Business Days Prior
                                                             -------------------

         Termination or reduction                             Ten
         of the Commitment

         Borrowing or prepayment of,                          Same day
         or Conversions into,
         Base Rate Loans

         Borrowing or prepayment of, Conversions              Two
         into, Continuations as, or duration of
         Interest
         Period for, Eurodollar Loans

         Borrowing or prepayment of, Conversions              Same day
         into, Continuations
         as, or duration of Interest
         Period for, Money Market Loans

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan or Money Market Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan or a Money Market
Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                  4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (either or both the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                  (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section
         3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

                  4.07 Sharing of Payments, etc.

                  (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, Reimbursement Obligations, Acceptance Liabilities or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                  (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan, Acceptance Liabilities or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or Letter of Credit Liabilities, Acceptance Liabilities or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank of the principal of or interest on the Loans or Letter of Credit Liabilities, Acceptance Liabilities or such other amounts then due hereunder or thereunder by the Company to such other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or Letter of Credit Liabilities, Acceptance Liabilities or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans, Acceptance Liabilities or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Banks, provided, that no Bank shall be required to acquire any participation or direct interest in any other Bank's Loans, Letter of Credit Liabilities or Acceptance Liabilities or other amounts as a result of the receipt by such Bank of any proceeds of any realization on any collateral with respect to which such other Bank does not have a perfected security interest if such a security interest could have been perfected by filing Uniform Commercial Code financing statements. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5. Yield Protection, etc.

                  5.01 Additional Costs.

                  (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                           (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Applicable Lending Office or the Principal Office is located); or

                           (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

                           (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities) or the Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (b) Without limiting the effect of the provisions of paragraph
(a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company, the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect and the Company shall, upon the request of such Bank, prepay any of such Loans then outstanding hereunder together with accrued interest thereon.

                  (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.05 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                  (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period, the Agent determines (which determination shall be conclusive) that:

                  (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                  (b) the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the Bank of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.10 hereof.

                  5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company (with a copy to the Agent) thereof and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as the Bank may again make and maintain Eurodollar Loans and the Company shall, upon the request of such Bank, prepay any of such Loans then outstanding hereunder together with accrued interest thereon.

                  5.04 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank (through the Agent), such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

                  (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan, a Money Market Loan or an Acceptance for any reason (including, without limitation, the acceleration of the Loans and the Acceptances pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan of the Maturity Date of such Acceptance; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan or a Money Market Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof or draw any Acceptance requested pursuant to Section 2.04 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include, with respect to Eurodollar Loans, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                  5.05 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Agent), the Company shall pay immediately to the Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

                  Section 6. Conditions Precedent.

                  6.01 Effectiveness of Agreement. The effectiveness of this Credit Agreement and the obligation of any Bank to make any extension of credit hereunder (whether by making a Loan, creating and discounting an Acceptance or issuing a Letter of Credit) is subject to the conditions precedent that the Agent shall have received the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below to each Bank) in form and substance on or before May 20, 1999:

                  (a) Opinion of Counsel. An opinion, dated the Closing Date, of Proskauer Rose LLP, counsel to the Company, substantially in the form of Exhibit D hereto, and covering such other matters as the Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Bank and the Agent).

                  (b) Resolutions; Good Standing Certificates. Resolutions of the board of directors of the Company and each Guarantor and evidence of incumbency of the officers with respect to the execution, delivery and performance of the Basic Documents and each other document to be delivered by the Company and/or such Guarantor, as the case may be, from time to time in connection herewith and the Loans hereunder and certificates of good standing with respect to the Company and each Guarantor for each jurisdiction where such corporation is authorized to conduct business.

                  (c) Notes. The Company shall have delivered to the Agent promissory notes, duly completed and executed, substantially in the form of Exhibit A hereto.

                  (d) Basic Documents, Collateral Issues and Subordination Documents.

                           (i) The Company shall have delivered to the Agent all
                  of the Basic Documents, duly completed and executed;

                           (ii) A certificate, signed by the chief financial
                  officer of the Company, setting forth each location at which any the Company's Inventory is located on the Closing Date;

                           (iii) Copies of each of the policies of insurance, as
                  in effect on the Closing Date, covering any of the Receivables;

                           (iv) The Agent shall have received the results of a
search of the Uniform Commercial Code (or equivalent) filings and the results of tax and judgment lien searches made with respect to the Company and each Guarantor in the jurisdictions where they conduct business and such other jurisdictions as the Agent may reasonably request, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by this Agreement or have been released;

                           (v) The Agent shall have received such Uniform
Commercial Code Financing Statements, executed by the Borrower and the Guarantors, as shall be reasonably requested by the Agent;

                           (vi) The Agent shall have received one or more stock
certificates, evidencing (A) 100% of the issued and outstanding capital stock of each Domestic Subsidiary owned by the Company or any Guarantor, and (B) not less than 65% of the issued and outstanding capital stock of each Foreign Subsidiary owned by the Company or any Guarantor, in each case, together with undated stock powers with respect thereto, executed in blank by the Company or such Guarantor, as the case may be, and bearing a signature guarantee in all respects satisfactory to the Agent, and, if requested by the Agent, an Additional Pledge Agreement with respect to the pledge of the capital stock of a Foreign Subsidiary; and

                           (vii) The Agent and the Banks shall be satisfied with
the form and substance of the Junior Security Agreement.

                  (e) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to Fleet may reasonably request.

The effectiveness of this Credit Agreement and the obligation of any Bank to make any extension of credit hereunder is also subject to the satisfaction (to the satisfaction of the Agent and the Required Banks) of all of the following conditions set forth in the Commitment Letter under "Conditions Precedent to Initial Extension of Credit" (unless waived by the Agent and the Required Banks), (ii) the payment by the Company of a fee to the Agent, for the ratable benefit of the Banks, in an amount equal to $48,750, (ii) the payment by the Company of the reasonable fees and expenses of Emmet, Marvin & Martin, LLP, special New York counsel to the Agent and Rothschild & Quaid, LLP, Citi's counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                  6.02 Initial and Subsequent Extensions of Credit. Notwithstanding anything to the contrary in this Credit Agreement, the obligation of any Bank to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing or other extension of Credit) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Company in
Section 7 and 8 hereof, and by the Company in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (c) the aggregate amount of the Tier I Credits shall not exceed the lesser of the Tier I Commitment or the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 8.01(d) hereof;
(d) the aggregate amount of the Tier II Credits shall not exceed the lesser of the Tier II Commitment or the Tier II Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 8.01(d) hereof; and (e) the aggregate amount of all the outstanding Credits shall not exceed the amount of the Commitments of all the Banks then in effect. Each notice of borrowing or request for the issuance of a Letter of Credit or for the creation and discount of Acceptances by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Bank prior to the date of such borrowing, issuance or creation and discount, as of the date of such borrowing, issuance or creation and discount).

                  6.03 Conditions Precedent to Merger. The Merger shall not be consummated unless each of the following conditions shall have been satisfied to the satisfaction of the Agent and the Required Banks (or waived in the sole and absolute discretion of the Agent and the Required Banks):

         (i) The Merger is to be consummated in a manner satisfactory to the Agent and the Banks and their counsel and the Agent shall have received a copy of the ITI Merger Agreement and each of the documents to be executed and delivered in connection with the Merger, each of which shall be in form and substance reasonably satisfactory to the Agent.

         (ii) ITI shall have assumed, in a manner reasonably satisfactory to the Agent, all of the Company's liabilities and obligations, including all those arising under or in any way connected to this Credit Agreement.

         (iii) The Banks shall be reasonably satisfied with the corporate and legal structure and capitalization of ITI, both prior and after giving effect to the Merger, including, without limitation, the charter and bylaws and each agreement or instrument relating thereto.

         (iv) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or ITI; (B) adversely affect the ability of the Company to perform its obligations under this Credit Agreement or any of the Basic Documents or (C) adversely affect the rights and remedies of the Agent and the Banks under this Credit Agreement or any of the Basic Documents or (ii) purports to adversely affect any aspect of the Facility (collectively, a "Merger Material Adverse Effect"); and there shall have been no material adverse change in the status, or financial effect on the Company.

         (v) ITI shall have complied with any applicable state takeover law and any applicable supermajority charter provisions and all governmental (including without limitation the United States Securities and Exchange Commission) and third party consents and approvals necessary in connection with each aspect of the Merger shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Banks that restrains, prevents or imposes material adverse conditions upon any aspect of the Facility or the Merger.

         (vi) The Banks shall have received all additional financial, business and other information regarding ITI and its subsidiaries as they shall have reasonably requested.

         (vii) The Banks shall have received (i) satisfactory opinions of counsel for the Company and ITI as to the transactions contemplated by the Merger and (ii) such corporate resolutions, certificates and other documents as the Banks shall reasonably request.

         (viii) The Company shall have delivered to the Agent and each Bank, not less than 10 days prior to the consummation of such Merger, a certificate of a financial officer of the Company and ITI, in all respects reasonably satisfactory to the Agent and dated the date of such consummation, attaching a pro-forma compliance certificate (in a format satisfactory to the Agent) evidencing compliance with all financial covenants (as the same may be amended from time to time) after giving effect to such Merger and based on the most recent financial statements delivered to the Administrative Agent pursuant to Section 8.01 of the Credit Agreement; provided, that, as to such financial covenants (and any other financial covenants now or hereafter applying to the facilities described in the loan documents), all of such covenants shall be deemed amended to require compliance as to New Empire with ITI and (B) copies of the purchase or merger agreement or any other material documents executed in connection with the Merger..

         (ix) The Agent and the Banks shall be reasonably satisfied with their legal due diligence concerning ITI, its subsidiaries, affiliates, officers and directors.

         (x) After giving effect to the Merger, and at all times thereafter, Nathan Kahn and Sandra Kahn will beneficially own not less than 42% of the issued and outstanding capital stock of New Empire and will have full voting rights with respect to not less than 51% of the issued and outstanding voting stock of New Empire.

         (xi) The Agent shall have been provided the results of lien, litigation and judgment searches with respect to ITI and the results thereof shall disclose no such liens, judgment or litigation and upon consummation of the Merger, New Empire shall have executed and delivered to the Agent Uniform Commercial Code financing statements adequately describing the Security and appropriate for filing in the state where new Empire's chief executive office is located and in each other state where any inventory of New Empire is or may be located. New Empire shall execute all documentation reasonably requested by the Agent in order to grant the Agent, for the ratable benefit of the Banks, a first priority perfected security interest in (i) all personal property and fixtures of New Empire, (ii) all marine and credit insurance in favor of New Empire, (iii) a key man life insurance policy in the amount of $2,000,000 owned by New Empire on the life of Nathan Kahn, (iv) 65% of New Empire's and each Guarantor's direct or indirect ownership interests in all material Foreign Subsidiaries of New Empire and (v) all intercompany debt. Furthermore, New Empire will (A) grant the Banks a negative pledge on all assets, tangible and intangible, and property of New Empire and its Subsidiaries and (B) agree not to grant any other third party any such negative pledge.

         (xii) Neither the Company nor ITI has incurred any additional indebtedness to finance, or otherwise in connection with such Merger, whether in the form of seller notes, third party indebtedness or otherwise.

         (xiii) There shall exist no Default or Event of Default and the representations and warranties of the Company and New Empire (after it has assumed all of the Company's liabilities and obligations) and each of its Subsidiaries therein shall be true and correct in all material respects immediately prior to, and after giving effect to, the Merger.

         (xiv) The Agent shall have received such other information or documents as it shall have reasonably requested in connection with such Merger.

         (xv) The Merger shall have been consummated in accordance with the ITI Merger Agreement, without any waiver or amendment of any material term or condition therein not consented to by the Agent and in compliance with all applicable laws and all necessary approvals, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  Section 7. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that:

                  7.01 Corporate Existence. The Company: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                  7.02 Financial Condition. The Company has heretofore furnished to each of the Banks the balance sheet of the Company as at December 31, 1998 and the related statements of income and retained earnings of the Company for the fiscal year ended on said date, as certified by the chief financial officer of the Company. All such financial statements fairly present the financial condition of the Company as at said date and the results of its operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles applied on a consistent basis. The Company does not have on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since December 31, 1998, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company from that set forth in said financial statements as at said date.

                  7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

                  7.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or bylaws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company pursuant to the terms of any such agreement or instrument.

                  7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by the Company of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by the Company (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

                  7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  7.07 Use of Credit. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(c) hereof.

                  7.09 Taxes. The Company has filed, or has valid extensions for the filing of, all Federal income tax returns and all other material tax returns that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

                  7.10 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

                  7.11 Year 2000 Issue. The Company and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Company and its Subsidiaries interface). The costs to the Company and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Company or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries.


                  Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

                  8.01 Financial Statements, Etc. The Company shall deliver to each of the Banks:

                  (a) as soon as available and in any event within 14 Business Days after the end of each month, a statement of income and retained earnings of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Company as at the end of such period, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Company, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a statement of income, retained earnings and cash flow of the Company for such fiscal year and the related balance sheet as at the end of such fiscal year, and accompanied by an opinion thereon of independent certified public accountants acceptable to the Banks, which opinion shall state that said audited financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;

                  (c) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                  Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                           (ii) the distribution under Section 4041 of ERISA of
                  a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                           (iii) the institution by PBGC of proceedings under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a
                  Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                           (vi) the adoption of an amendment to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (d) as soon as available and in any event within 14 Business Days after:

                           (i) the end of each biweekly accounting period
                  (ending each Friday of each other calendar week) of the Company if the Borrowing Base at the end of such biweekly accounting period is an amount that is less than the aggregate outstanding amount of Tier I Credits plus $1,000,000,

                           (ii) the end of each monthly accounting period
                  (ending on the last day of the second complete week occurring in such month), if the Borrowing Base at the end of such monthly accounting period is an amount that is equal to or greater than the aggregate outstanding amount of Tier I Credits plus $1,000,000, and

                           (iii) any other accounting period for which the Banks
                  request a Borrowing Base Certificate, each of the following:

               (x) a Borrowing Base Certificate as at the last day of such accounting period,

               (y) a report, as of the last day of such accounting period, setting forth (A) the aging of the Receivables, specifying both the names of the respective account debtors and the period of time each such account has been past due and (B) a list of the Eligible Receivables and, on and after the Australian Effective Date, Australian Receivables, and

               (z) a report setting forth the respective locations (by State) of the Eligible Warehouse Inventory, and a list of the Eligible In-transit Inventory, included in such Borrowing Base Certificate;

                  (e) as soon as available after the end of the second and fourth fiscal quarter of each fiscal year of the Company, a report, in form and substance satisfactory to the Required Banks, of an independent collateral auditor satisfactory to the Required Banks (which may be, or be affiliated with, one of the Banks):

                           (i) with respect to the Receivables and Inventory
                  components included in the Borrowing Base as at the end of such fiscal quarter which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing

                  Base Certificate delivered by the Company as at the end of such fiscal quarter is accurate and complete in all material respects,

                           (ii) with respect to the insurance policy or policies
                  covering any of the Receivables, and

                           (iii) with respect to the agreements entered into by
                  the Company with its customers and its suppliers;

                  (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                  (g) together with the Financial Statements required by Section 8.01(b), a copy of the most recent management letter from the Company's outside accountants and a letter from such accountants whereby such accountants acknowledge that the Agent and the Banks are entitled to rely on the Company's financial statements certified to by such accountants.

                  (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07, 8.08(c), 8.08(d), 8.09, 8.10 and
8.11 hereof as of the end of the respective quarterly fiscal period or fiscal year. Together with its delivery of the Company's annual financial statements, the Company's outside accountants shall also deliver a certificate that such accountants have no knowledge of any default or event of default.

                  Upon the effectiveness of the Merger, the annual financial statements required by Section 8.01(b) above shall no longer be required; provided, that, New Empire shall furnish to the Agent and the Banks all reports and materials furnished to or filed with the United States Securities and Exchange Commission, including without limitation its annual report on Form 10-K (to be furnished to the Agent and the Banks within 90 days of the last day of each fiscal year) and its quarterly report on Form 10-Q (to be furnished to the Agent and the Banks within 60 days of the last day of each of the first three fiscal quarters). At the time it delivers each such Form 10-K and Form 10-Q, New Empire shall also deliver a certificate of its president or chief financial and/or chief accounting officer evidencing New Empire's compliance with all financial covenants and stating that except as disclosed on such certificate, the person making such certificate has no knowledge of any Default or Event of Default.

                  8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company and notice of any alleged violation of or noncompliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

                  8.03 Existence, Etc. The Company will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) permit representatives of any Bank or the Agent, during normal business hours and upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (which notice shall specify the reasons (determined by such Bank or the Agent in its sole discretion) for such examination, inspections or discussions).

                  8.04 Insurance. The Company will maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, including, in any event, marine and credit insurance policies covering the Company's inventory and accounts receivable, respectively, in amounts, pursuant to policies, and issued by insurers, acceptable to the Required Banks. The Company shall maintain keyman insurance on the life of Nathan Kahn in an amount equal to $2,000,000. The Company shall (a) cause all such insurance (other than workers' compensation) to name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk) and (b) at least annually, furnish to the Agent certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to this Section 8.04 and the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by this Section 8.04. With respect to the keyman insurance, (x) such insurance shall be assigned to the Agent (for the benefit of the Banks), (y) the Company shall furnish to the Banks evidence of notice to the insurer of such assignment and acknowledgment of receipt by such insurer, and (z) the Agent and the Banks agree to release their security interest in such insurance upon the termination or expiration of the Commitments and the payment in full of all amounts payable by the Company hereunder and under the other Basic Documents, and to remit any proceeds received by the Agent or any Bank thereafter (or after the payment in full of all such amounts) to the beneficiary or beneficiaries of such insurance.

                  8.05 Prohibition of Fundamental Changes. The Company will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that upon satisfaction of the conditions set forth in
Section 6.03 to the satisfaction of the Agent and the Required Banks, the Company may consummate the Merger. The Company will not acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business. The Company will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).

                  8.06 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a) Liens created pursuant to the Security Documents;

                  (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (f) Liens created under the Junior Security Agreement.

                  8.07 Indebtedness. The Company will not create, incur or suffer to exist any Indebtedness except:

                  (a) Indebtedness to the Banks hereunder;

                  (b) Subordinated Debt;

                  (c) Indebtedness under the Subordinated Notes (which shall not be repaid if at the time of such payment or distribution or immediately after giving effect thereto, any Default or Event of Default shall occur or be continuing);

                  (d) additional Indebtedness owing to the Shareholders representing increases to stockholder equity during the period February 1, 1999 through the date of the Merger (but this Indebtedness shall only be allowed if such Indebtedness is subordinated to all of the Company's obligations owing to the Issuing Bank, the Banks and the Agent on terms similar to the Subordinated Notes and in any event is not allowed to be repaid if at the time of such payment or distribution or immediately after giving effect thereto, any Default or Event of Default shall occur or be continuing); and

                  (e) Hedging Agreements.

                  8.08 Investments. The Company will not make or permit to remain outstanding any Investments except:

                  (a) operating deposit accounts with banks;

                  (b) Permitted Investments;

                  (c) additional Investments up to but not exceeding $1,000,000 in the aggregate at any one time outstanding; and

                  (d) an advance heretofore made to Empire Resources Pacific, Ltd. in an amount not to exceed $205,000.

                  8.09 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed 4.5 to 1 at any time.

                  8.10 Tangible Net Worth. The Company will not permit its Tangible Net Worth to be less than $9,000,000 at any time. For purposes of determining whether any payment by the Company in respect of any Indebtedness of the Company would result in a breach of this Section 8.10, it shall be assumed that (a) the Company's Tangible Net Worth immediately prior to making such payment is the amount set forth on the most recent financial statements of the Company furnished to the Banks pursuant to Section 8.01 hereof and (b) such Indebtedness is being repaid in full and not in part.

                  8.11 Working Capital Ratio. The Company will not permit the Working Capital Ratio to be greater than 4.5 to 1 at any time.

                  8.12 Lines of Business. The Company will not engage to any substantial extent in any line or lines of business activity other than the businesses engaged in by it on the date hereof and related businesses.

                  8.13 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company and receive reasonable compensation for his or her services in such capacity and (y) the Company may enter into transactions (other than extensions of credit by the Company to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

                  8.14 Use of Proceeds. The Company will use the proceeds of the extensions of credit hereunder for its general corporate purposes (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Act of 1934 and the regulations thereunder); provided that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                  8.15  Subordinated Notes.

                        (a) The Company shall not purchase, redeem, retire or otherwise acquire for value, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Subordinated Notes if at the time of such payment or distribution or immediately after giving effect thereto, any Default shall occur or be continuing.

                        (b) The Company shall not enter into any amendment or modification of the Subordinated Notes or the Junior Security Agreement other than as extensions of the maturity thereof.

                  8.16  Additional Subsidiaries.

                        (a) Domestic Subsidiaries. In the event that on or after the date of this Credit Agreement, any Person shall become a Domestic Subsidiary, the Company shall (i) notify the Agent in writing thereof within three Business Days thereof, (ii) cause such Person to execute and deliver to the Agent a Guarantee Supplement and to become a party to each applicable Security Document in the manner provided therein within five Business Days thereafter and to promptly take such actions to create and perfect Liens on such Person's assets to secure such Person's obligations under the Basic Documents as the Agent or the Required Lenders shall reasonably request, (iii) cause any shares of capital stock of such new Domestic Subsidiary owned by or on behalf of the Borrower or any Subsidiary of the Borrower to be pledged pursuant to the Security Agreement within five Business Days thereafter (iv) cause each such new Domestic Subsidiary to deliver to the Agent any shares of capital stock of any Subsidiary that are owned by or on behalf of such new Domestic Subsidiary within five Business Days after such Subsidiary is formed or acquired (except that, if any such Subsidiary is a Foreign Subsidiary, shares of Capital Stock of such Person to be so pledged may be limited as provided in subsection (b) below and, if requested by the Agent with respect to the pledge of capital stock of a Foreign Subsidiary, the Agent shall receive the documents referred to in subsection (b)(iii) below), and (v) deliver to the Agent such additional Uniform Commercial Code Financing Statements, Grants of Security Interest and Powers of Attorney (as each such term is defined in the Security Agreement) certificates, instruments and opinions as the Agent may reasonably request.

                        (b) Foreign Subsidiaries. In the event that on or after the date of this Credit Agreement, any Person shall become a Foreign Subsidiary, the Company shall (i) notify the Agent in writing thereof within three Business Days thereof, (ii) cause the lesser of (x) 65% of the outstanding shares of capital stock of such Foreign Subsidiary or (y) all of such shares owned by the Borrower and/or any Subsidiary of the Borrower to be pledged pursuant to the Security Agreement within five Business Days thereafter, provided, that if requested by the Agent with respect to the pledge of capital stock of a Foreign Subsidiary, deliver to the Agent an additional pledge agreement, in form and substance reasonably satisfactory to the Agent (each an "Additional Pledge Agreement") and an opinion of counsel (including counsel practicing under the laws of the jurisdiction under which such Foreign Subsidiary was formed) with respect to the enforceability of such Pledge Agreement or Additional Pledge Agreement and the validity and perfection of the Lien granted therein and (iii) deliver to the Agent such certificates, instruments and opinions as the Agent may reasonably request.

                  8.17 Additional Collateral. If after the date of this Agreement, the Company or any Subsidiary of the Company acquires any property which would constitute Collateral (as defined in the Security Agreement), the Company shall, and shall cause each such Subsidiary of the Company to, execute any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Basic Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Company.

                  8.18 Year 2000 Issue. The Company shall take, and cause each of its Subsidiaries to take, all necessary action to complete in all material respects by September 30, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Company or any of its Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed. At the request of the Agent, the Company shall provide, and shall cause each of its Subsidiaries to provide, to the Bank reasonable assurance of its compliance with the preceding sentence.


                  Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of (i) any principal of any Loan or any Acceptance or any Reimbursement Obligation, any fee or any other amount payable by it hereunder (other than interest) or under any other Basic Document or (ii) any interest on any Loan or any Acceptance or any Reimbursement Obligation and, if the Company has sufficient funds in its accounts maintained at the Agent and the Agent has not debited such accounts to make such payment of interest, such default shall continue unremedied for two Business Days after notice thereof to the Company by the Agent; or

                  (b) The Company shall default in the payment when due of any principal of or interest on any of its other material Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

                  (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11 or 8.15 hereof or the Company shall default in the performance of any of its obligations under the Security Agreement, or (after the Australian Effective Date) the Floating Charge; the Company shall default in the performance of its obligations under Section 8.01(d) hereof and such default shall continue unremedied for a period of three Business Days after notice thereof to the Company by the Agent or any Bank (through the Agent); any Guarantor shall default in the performance of any of its obligations under this Credit Agreement; or the Company shall default in the performance of any of its other obligations in this Agreement or any Hedging Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

                  (e) The Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Company shall (i) apply for or consent the to appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $50,000 (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An event or condition specified in Section 8.01(c) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Required Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Required Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

                  (j) At any time prior to the date the Merger has been consummated (or if the Merger is not consummated), the Shareholders shall cease to own beneficially and of record all of the issued and outstanding voting capital stock of the Company; or

                  (k) Commencing with the date the Merger has been consummated or at any time thereafter, (i) the Shareholders cease to own beneficially and or record at least 42% of the issued and outstanding voting capital stock of New Empire, or (ii) the Shareholders cease to have full voting rights with respect to at least 51% of the issued and outstanding voting stock of New Empire; or

                  (l) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Banks, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, the Agent may, and, upon request of the Required Banks shall by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Acceptances, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 or 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 9, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Acceptances, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 or 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

         In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on; the Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Required Banks the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

                  Section 10. The Agent.

                  10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates, officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; (d) shall not be required to act as collateral agent hereunder or otherwise be responsible for any collateral security granted in connection herewith except with respect to any collateral that cannot be perfected by filing Uniform Commercial Code financing statements; and

(e) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent.

                  10.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Banks and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  10.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Banks.

                  10.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Fleet (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Fleet (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Fleet and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  10.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03, ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  10.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its affiliates) that may come into the possession of the Agent or any of its affiliates.

                  10.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  10.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, subject to the Company's approval of such successor Agent (which approval will not be unreasonably withheld). If no successor

Agent shall have been so appointed by the Required Banks (or if the Company shall fail to approve such a successor Agent) and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, subject to the Company's approval, appoint a successor Agent, that shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                  10.09 Agency Fee. So long as the Commitments are in effect and until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Agent an agency fee as mutually agreed upon.

                  10.10 Consents under Other Basic Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Required Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Bank, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document).


                  Section 11. Miscellaneous.

                  11.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for: (a) all reasonable out-of-pocket costs and expenses of each Bank and the Agent (including, without limitation, the reasonable fees and expenses of Emmet, Marvin & Martin, LLP, special New York counsel to the Agent, and Rothschild & Quaid, LLP, Citi's counsel, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of each Bank and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

                  The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) relating to the extensions of credit hereunder or any actual or proposed use by the Company of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Required Banks, or by the Company and the Agent acting with the consent of the Required Banks, and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations, the Acceptances or any fee hereunder, (iii) reduce the amount of any such payment of principal,

(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans,
(vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Required Banks," or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 7.01 hereof; and (b) any modification or supplement of
Section 11 hereof shall require the consent of the Agent.

                  11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06 Assignments and Participations.

                  (a) The Company may not assign any of its rights or obligations hereunder, under the Acceptances or under the Notes without the prior consent of all the Banks and the Agent.

(b) Each Bank may assign any of its Loans, its Acceptances, its Note, and its Commitment (but only with the consent of, in the case of the outstanding Commitment, the Company and the Agent and, in the case of the Commitment or a Letter of Credit Interest, the Issuing Bank and, in the case of an Acceptance, the Accepting Bank); provided that (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000;
(iii) each such assignment by a Bank of its Loans, Note, Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Loans, Note, Commitment and Letter of Credit Interest is assigned to the respective assignee and (iv) no such consent by the Company shall be required at any time a Default or an Event of Default has occurred and is continuing. Upon execution and delivery by the assignee to the Company, the Agent and the Issuing Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s), Loans, Acceptances and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, the Agent and the Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the Agent and the Issuing Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s), Loans, Acceptances and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment(s), Loans, Acceptances and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000, unless such assignment is to another Bank. Notwithstanding the foregoing, (i) Fleet agrees that, unless Citi has agreed in writing otherwise (which agreement, however, shall not be required after the occurrence and continuance of a Default or Event of Default and in any event shall not be unreasonably withheld), Fleet shall at all times have a Commitment Percentage of at least 25% and (ii) Citi agrees that, unless Fleet has agreed in writing otherwise (which agreement, however, shall not be required after the occurrence and continuance of a Default or Event of Default and in any event shall not be unreasonably withheld), Citi shall at all times have a Commitment Percentage of at least 25%. It is expressly agreed that the Borrower is not a third party beneficiary of the foregoing sentence and that the provisions of the foregoing sentence are only for the benefit of Fleet and Citi, may only be enforced by Fleet and Citi and may not be relied upon by the Borrower or any other Person.

                  (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans, Acceptances or Letter of Credit Interest, or in the Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(g) hereof with respect to its participation in such Loans, Acceptances, Letter of Credit Interest and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as
if) such Participant were a "Bank" for purposes of said Section, but shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant).

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of the Loans, the Acceptances and the Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and the Loans, the Acceptances and the Note to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (e) A Bank may furnish any information concerning the Company in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                  (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan, Acceptance or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

                  11.07 Survival. The obligations of the Company under Sections 5.01, 5.04, 5.05 and 11.03 and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans, the Acceptances and the Reimbursement Obligations and the termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan, an Acceptance or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan, an Acceptance or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                  11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.12 Interest Adjustment. All agreements between the Company and Guarantors and the Banks are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Banks for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Basic Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Company and the Agent and the Banks in the execution, delivery and acceptance of this Credit Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Basic Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Banks should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by a Note (in such manner as the Banks may determine in their sole discretion) and not to the payment of interest. This provision shall control every other provision of all agreements between the Company, Guarantors and the Agent and the Banks.

                  11.13 Lost Notes. Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record (which affidavit shall contain an indemnity for such loss, reasonably satisfactory to the Company), and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Company will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.


                  Section 12 Guarantee.

                  The Guarantors agree that, so long as any Commitment is in effect and until the principal of, and interest on, each Loan, all Letter of Credit Liabilities, all Acceptance Liabilities, all fees and all other amounts payable under this Credit Agreement and the other Basic Documents shall have been paid in full:

                  12.01 Guarantee Unconditional. (a) Subject to Section 12.01(b), each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Company Obligations. The agreements of each Guarantor under this Section 12 constitute a guarantee of payment, and no Bank shall have any obligation to enforce this Credit Agreement or any other Basic Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Company Obligations prior to being entitled to the benefits of this Credit Agreement. The Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Company or any other Person, and without first resorting to any other rights or remedies, as the Agent may deem advisable. In furtherance hereof, if any Bank is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Company Obligation in accordance with its terms, such Bank shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums that would have been otherwise due had such collection or enforcement not been prevented or hindered.

                  (b) Notwithstanding anything to the contrary contained herein, the maximum aggregate amount of the obligations of each Guarantor hereunder shall not, as of any date of determination, exceed the lesser of (i) the greatest amount that is valid and enforceable against such Guarantor under principles of New York State contract law, and (ii) the greatest amount that would not render such Guarantor's liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liability (A) in respect of intercompany indebtedness to the Company or any affiliate or subsidiary of the Company, to the extent that such intercompany indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and (B) under any guarantee of (1) senior unsecured indebtedness, or
(2) indebtedness subordinated in right of payment to any Company Obligation, in either case that contains a limitation as to maximum liability similar to that set forth in this Section 12.01(b) and pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum liability) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to applicable law or any agreement providing for an equitable allocation among such Guarantor and other affiliates or subsidiaries of the Company of obligations arising under guarantees by such parties.

                  (c) Each Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum aggregate amount of the obligations of such Guarantor hereunder without impairing this Credit Agreement or affecting the rights and remedies of any Bank hereunder.

                  12.02 Absolute Obligation. Subject to Section 12.05(c), no Guarantor shall be released from liability hereunder unless and until the Commitments have terminated and either (i) the Company shall have paid in full the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, and all other amounts then due and owing under the this Credit Agreement and the other Basic Documents, or (ii) the Guarantor Obligations of such Guarantor shall have been paid in full in cash. Each Guarantor acknowledges and agrees that (a) no Bank has made any representation or warranty to such Guarantor with respect to the Company, any of its Subsidiaries, any Basic Document, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (b) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Basic Document, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Company Obligations, (B) the preference or priority ranking with respect to any of the Company Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Basic Document, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by any Bank to realize upon or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Basic Document, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Company Obligations, (E) the existence or exercise of any right of set-off by any Bank, (F) the existence, validity or enforceability of any other guarantee with respect to any of the Company Obligations, the liability of any other Person in respect of any of the Company Obligations, or the release of any such Person or any other guarantor of any of the Company Obligations, (G) any act or omission of any Bank in connection with the administration of any Basic Document or any of the Company Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Company Obligations, any Basic Document, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect that might in any manner affect any of the terms or provisions of any Basic Document, or any agreement, instrument or document executed or delivered in connection therewith or any of the Company Obligations, or that might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Company's obligations and liabilities (including the Company Obligations), (K) the merger or consolidation of the Company into or with any Person (including without limitation the Merger), (L) the sale by the Company of all or any part of its assets, (M) the fact that at any time and from time to time none of the Company Obligations may be outstanding or owing to any Bank, (N) any amendment or modification of, or supplement to, any Basic Document, or (O) any other reason or circumstance that might otherwise constitute a defense available to or a discharge of the Company in respect of its obligations or liabilities (including the Company Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

                  12.03 Repayment in Bankruptcy, Etc. If, at any time or times subsequent to the payment of all or any part of the Company Obligations or the Guarantor Obligations, any Bank shall be required to repay any amounts previously paid by or on behalf of the Company or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Agent, within 10 days after demand, a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by Bank to the date of payment to the Agent at the applicable Post-Default Rate.

                  12.04 Additional Subsidiary Guarantors. Upon the execution and delivery to the Agent of a Guarantee Supplement by any Person, appropriately acknowledged, such Person shall be a Guarantor.

                  12.05 Miscellaneous.

                  (a) Each Guarantor agrees that any statement of account with respect to the Company Obligations from any Bank that binds the Company shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of such Bank's business may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

                  (b) Subject to the limitations set forth in Section 12.01(b), the Guarantor Obligations shall be joint and several.

                  (c) Notwithstanding anything to the contrary contained herein, on and as of the date of any merger, consolidation, acquisition or disposition permitted by this Credit Agreement, as the case may be, that shall result in any Guarantor ceasing to be a Subsidiary, such Guarantor shall, without the consent of any Bank, cease to be a Guarantor and shall have no further liability hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                           EMPIRE, RESOURCES, INC.


                                           By: /s/ Sandra Kahn
                                              ---------------------------------
                                                Title:  Secretary and Treasurer

                                           Address for Notices:
                                                Empire Resources, Inc.
                                                One Parker Plaza
                                                Fort Lee, New Jersey  07024

                                           Attention:    Ms. Sandra R. Kahn

                                           Telecopier No.: (201) 944-2226

                                           Telephone No.:  (201)944-2200

                                      BANKS
                                      -----


Initial Commitment                          FLEET BANK, as Agent and a Bank
------------------
   $23,460,000

                                            By: /s/ Lori Moylan
                                               ----------------------------
Subsequent Commitment                       Name:    Lori Moylan
---------------------                       Title:   Vice President
   $17,850,000
                                            Lending Office for all Loans:
                                                 Fleet Bank, N.A.
                                                 1125 Route 22 West
                                                 Bridgewater, New Jersey  08807

                                            Address for Notices:
                                                 Fleet Bank, N.A.
                                                 1125 Route 22 West
                                                 Bridgewater, New Jersey  08807

                                            Attention:   Lori Moylan

                                            Telecopier No.:  (908) 253-4205

                                            Telephone No.:   (908) 253-4840

Initial Commitment                          CITICORP USA, INC., as a Bank
------------------
   $22,540,000

                                            By /s/ Elizabeth L. Boyle
                                              ----------------------------
Subsequent Commitment                       Name:    Elizabeth L. Boyle
---------------------                       Title:   Vice President
   $17,150,000
                                            Lending Office for all Loans:


                                            Address for Notices:
                                                 153 East 53rd Street
                                                 56th Floor, Zone 9
                                                 New York, NY 10043

                                            Attention: Elizabeth L. Boyle

                                            Telecopier No.:  (212) 527-9106

                                            Telephone No.:   (212) 559-4916

                                                                       EXHIBIT A


                                 [Form of Note]

                                 PROMISSORY NOTE

$                                                                   May 20, 1999
 ---------------------                                        New York, New York

                  FOR VALUE RECEIVED, EMPIRE RESOURCES, INC., a Delaware corporation (the "Company"), hereby promises to pay to (the "Bank") , for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at a principal office of Fleet Bank, National Association, 1125 Route 22 West, Bridgewater, New Jersey 08807, the principal sum of _________Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date, amount, Type, interest rate and duration of interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

                  This Note is the Note referred to in the Credit Agreement dated as of May 20, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named therein and Fleet Bank, National Association, as Agent, and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified herein.

                  This Note is subject to mandatory prepayment as more fully set forth in the Credit Agreement.

                  Except as permitted by Section 11.06(b) of the Credit Agreement this Note may not be assigned by the Bank to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                                     EMPIRE RESOURCES, INC.


                                                     By
                                                        ------------------------
                                                        Title:

                                SCHEDULE OF LOANS


                  This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

   ----------     ---------    ------------  -------------  -----------
   Date Made,     Principal    Type of Loan  Interest Rate  Duration of
  Continued or    Amount of                                   Interest
    Converted        Loan                                      Period

   ==========     ---------    ------------  -------------  -----------


------------      ------       --------
Amount Paid,      Unpaid       Notation
  Prepaid,      Principal       Made by
Continued or      Amount
 Converted
------------      ------       --------

                                                                       EXHIBIT B


                      [Form of Borrowing Base Certificate]

                             EMPIRE RESOURCES, INC.

                                 Borrowing Base

                              As of ______________


To: Fleet Bank, National Association (the "Agent"), as Agent under a certain Credit Agreement dated May __, 1999 (the "Credit Agreement"), by and between the Agent, lenders party thereto and Empire Resources, Inc. (the "Company").

Terms used in this certificate shall have the same meaning as ascribed thereto in the Credit Agreement.

The undersigned officers of the Company certify that the information furnished herein as of __________ as to Insured Eligible Receivables, Eligible Receivables (other than Australian Receivables and Insured Eligible Receivables), Australian Receivables (only after the Australian Effective Date), Eligible In-transit Inventory, Eligible Warehouse Inventory, Pledged Securities and Pledged Cash is true and correct and that as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default exists under the Credit Agreement.



I.       TIER I CREDITS


================================================================================
Insured Eligible Receivables            $                   x.9   = $
                                         ------------       0        -----------
--------------------------------------------------------------------------------
Eligible Receivables (other than        $                   x.8   = $
Australian Receivables and Insured       ------------       0        -----------
Eligible Receivables)
--------------------------------------------------------------------------------
Australian Receivables (only after the  $                   x.7   = $
Australian Effective Date)               ------------       0        -----------
--------------------------------------------------------------------------------
Inventory                               $
                                         ------------
================================================================================

================================================================================
      Eligible In-transit Inventory     $                   x.8   = $
                                         ------------       0        -----------
--------------------------------------------------------------------------------
      Eligible Warehouse Inventory      $                   x.7   = $
                                         ------------       5        -----------
--------------------------------------------------------------------------------
Pledged Securities                      $                   x.8   = $
                                         ------------       0        -----------
--------------------------------------------------------------------------------
Pledged Cash (not included in II below) $                         = $
                                         ------------                -----------
--------------------------------------------------------------------------------
      TOTAL (A)                         $                         = $
                                         ------------                -----------
--------------------------------------------------------------------------------
Loans                                   $
                                         ------------
--------------------------------------------------------------------------------
Letter of Credit Liabilities
--------------------------------------------------------------------------------
      Letters of Credit                 $
                                         ------------
--------------------------------------------------------------------------------
      Letters of Indemnity              $
                                         ------------
--------------------------------------------------------------------------------
Acceptances                             $
                                         ------------
--------------------------------------------------------------------------------
      TOTAL (B)                                                    $
                                                                    ------------
--------------------------------------------------------------------------------
                                      * * *
--------------------------------------------------------------------------------
Surplus (Deficit) is Total (A) minus Total (B)                     $
                                                                    ------------
================================================================================


II.      TIER II CREDITS

================================================================================
Pledged Cash (not included in I above) TOTAL (A)                   $
                                                                    ------------
--------------------------------------------------------------------------------
Tier II Credits TOTAL (B)                                          $
                                                                    ------------
--------------------------------------------------------------------------------
                                              * * *
--------------------------------------------------------------------------------
Surplus (Deficit) is Total (A) minus Total (B)                     $
                                                                    ------------
================================================================================

                                                     EMPIRE RESOURCES, INC.


                                                     By
                                                       -------------------------
                                                          Title:

                                                     Date
                                                          ----------------------


                                                                       EXHIBIT C

                                                                       EXHIBIT D


                            [ON PROSKAUER LETTERHEAD]


                                                                   May ___, 1999



Fleet Bank, N.A.
1125 Route 22 West
Bridgewater, New Jersey 08807

Citicorp USA, Inc.
[address]


Ladies and Gentlemen:

                  We have acted as counsel to Empire Resources, Inc., a Delaware corporation (the "Company"), in connection with (i) the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of the date hereof, among the Company, Fleet Bank, National Association ("Fleet") as agent and a bank and Citicorp USA, Inc. as a bank, providing for extensions of credit to be made to the Company in an aggregate principal or face amount not exceeding $46,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(a) of the Credit Agreement.

                  In rendering this opinion expressed below, we have examined the following agreements, instruments and other documents.

                  (a)      the Credit Agreement;

                  (b)      The Notes; and

                  (c) The Security Agreement in the form of Exhibit C to the Credit Agreement the "Security Agreement").


The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents."

                  We have also examined and relied upon:

                  (e) An Officers' Certificate being executed and delivered by the Company concurrently with the delivery of this opinion, a copy of which is attached hereto;

                  (f) Certificates of the Secretary of State of Delaware and the Secretary of State of New Jersey attesting to, respectively, the continued corporate existence and qualification of the Company, copies of which are attached hereto; and

                  (g) The Certificate of Fact dated of even date herewith, a copy of which is attached hereto.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

                  We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is, therefore, qualified in all respects by the scope of that document examination.

                  As to matters of facts material to our opinion we have relied solely upon, and have assumed this accuracy of (without independent investigation or verification) the recitals and representations made by the various parties in the Credit Documents and in the documents referred to in the foregoing letter clauses (e), (f) and (g).

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter that (except, to the extent set forth in the opinions expressed below, as to the Company):

                  (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid and binding obligations of, all of the parties to such documents enforceable against them in accordance with their terms;

                  (ii) All signatures to such documents have been duly authorized; and

                  (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                  The phrase "of which we have knowledge" or any similar phrase as used in this opinion means the actual present knowledge, without independent investigation, of the lawyers involved in the rendering of this opinion.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing under the name Pam Metals Co. in the State of New Jersey.

         2. The Company has all requisite corporate power under the laws of the jurisdiction of its organization to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party. The Company has all requisite corporate power to borrow under the Credit Agreement and to incur liability in respect of Acceptances and Letters of Credit under the Credit Agreement.

         3. The execution, delivery and performance by the Company of each Credit Document to which it is a party, and the borrowings and incurrence of liability in respect of Acceptances and Letters of Credit by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

         4. Each Credit Document has been duly executed and delivered by the Company.

         5. Each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the company in accordance with its terms, except as (i) may be limited by bankruptcy, insolvency, fraudulent conveyance or fraudulent transfer laws, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally,
(ii) the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), or at law including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) any purported assignment of any agreement or any other intangible property may be subject to contractual restrictions upon assignment or transfer which may be required to be satisfied before you will be treated as an assignee thereof.

         6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Company for the execution, delivery or performance by the Company of any of the Credit Documents or for the borrowings or the incurrence of liability in respect of any Acceptance or Letter of Credit by the Company under the Credit Agreement, except for the filing of the financing statements or other notices or documents in respect of the

Liens created pursuant to the Security Documents and except that any purported assignment of any governmental approval, license or permit may either be prohibited by applicable law or regulation or subject to restrictions upon assignment or transfer which may be required to be satisfied before you will be treated as an assignee thereof.

         7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents do not (a) violate any provision of the charter or by-laws of the Company, (b) violate any applicable current law, rule or regulation of the State of New York or (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company of which we have knowledge.

         8. There are no legal or arbitral proceedings, or proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or any of its Properties of which we have knowledge that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         9. The Security Agreement is effective to create, in favor of Fleet, as Agent for the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Company in, to and under the "Security" (as defined in the Security Agreement and collectively referred to herein as the "Collateral"), to the extent that Article 9 of the UCC is applicable thereto and that the Collateral is governed exclusively by such Article of the UCC, as collateral security for the payment of the obligations of the Company to the Agent and/or the Banks, respectively, except that (a) such security interest will continue in collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306, 9-307, 9-308 and 9-309 of the UCC and
(b) the security interest in collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section 552 of the Bankruptcy Code.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by statute or case law rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

                  (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) any law in violation of which would have no material adverse effect on you or to which the Company may be subject as a result of

                  (D) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral.

                  (E) We express no opinion as to the perfection or priority of any security interest in, or other Lien on, the Collateral, and except as expressly provided in paragraph 9 above, we express no opinion as to the creation of any security interest in or other Lien on, the Collateral.

                  (F) We express no opinion as to any antitrust, securities or tax laws or as to the applicability of any fraudulent conveyance or fraudulent transfer laws.

                  The foregoing opinions are limited (except as to the qualifications to do business in New Jersey, as to which we have relied exclusively upon the attached Certificate of the Secretary of State of the State of New Jersey) to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  At the request of our clients this opinion letter is, pursuant to Section 6.01(a) of the Credit Agreement, provided to you by and may be relied upon by you only in connection with the transactions contemplated by the Credit Agreement, and may not be relied upon by you for any other purpose, or by any other person without, in each instance, our prior written consent.

                                                   Very truly yours,